Exhibit 4.31

DEED OF CONSENT AND AMENDMENT TO WARRANT INSTRUMENT

THIS DEED is dated 24 November 2020 (such date being the “Effective Date”)

BETWEEN:

(1)

MEREO BIOPHARMA GROUP PLC, a public limited company incorporated in England and Wales with company number 04206001 whose registered office is at 4th Floor, One Cavendish Place, London, England W1G 0QF (the “Company”); and

(2)	NOVARTIS PHARMA AG, a company incorporated and registered in Switzerland whose registetered office is at Postfach, 4002 Basel Switzerland (“Novartis”).

WHEREAS

(A)

The Company adopted a warrant instrument on 10 February 2020, a copy of which is appended hereto as Appendix 1 (the “Warrant Instrument”) constituting certain warrants to subscribe for Ordinary Shares in the capital of the Company.

(B)

The Company is intending to cancel the admission to trading of its Ordinary Shares from the Alternative Investment Market (“AIM”) operated by the London Stock Exchange, with effect from 18 December 2020 (the “Delisting”). Following the Delisting, the only listing maintained by the Company will be that of American depositary receipts on NASDAQ, the tradeable entitlement representing American Depositary Shares (“ADSs”), each of which such ADS represents five Ordinary Shares of £0.003 in the capital of the Company.

(C)

The parties are entering into this Deed to (i) confirm that the Company has duly notified Novartis of the Delisting as required by clause 11.1.3 Warrant Instrument; and (ii) amend certain additional terms of the Warrant Instrument to add a mechanism for delivery of ADSs to a Warrantholder following a valid exercise of subscription rights and remove provisions relating to AIM-listed status which will cease to be relevant after the Delisting.

IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

Terms defined in the Warrant Instrument shall have the same meanings as given therein when used in this Deed unless otherwise defined herein.

2.	AMENDMENTS AND CONSENT

2.1	A new definition of “ADS” shall be added to clause 1.1 of the Warrant Instrument as of the Effective Date, and read as follows:

ADS	means American Depositary Shares representing interests in the Ordinary Shares pursuant to a sponsored American Depositary Receipt facility with the Depositary;

The definition of “CREST” in clause 1.1 of the Warrant Instrument shall, as of the Effective Date, be deleted in its entirety and replaced with the following wording:

[Not used]

2.2	A new definition of “Depositary” shall be added to clause 1.1 of the Warrant Instrument as of the Effective Date, and read as follows:

Depositary	means the Depositary engaged by the Company for the issuance and transfer of ADSs;

2.3	A new definition of “Issuance and Delivery Instruction” shall be added to clause 1.1 of the Warrant Instrument as of the Effective Date, and read as follows:

Issuance and Delivery Instruction	means an issuance and delivery instruction in such form as notified from the Company to the Warrantholders from time to time, the current form of which is attached hereto at Schedule 3;

2.4	Clause 6.2 of the Warrant Instrument shall, as of the Effective Date, be deleted in its entirety and replaced with the following wording:

6.2	In order to exercise its Subscription Rights validly, a Warrantholder must deliver the following items to the registered office of the Company:

6.2.1	the Warrant Certificate for the Warrants in respect of which the Subscription Rights are being exercised, together with the Notice of Subscription duly completed;

6.2.2	if required pursuant to clause 6.3.1, a remittance by banker’s draft, drawn on a UK clearing bank, (or such other mode of payment as the Company and the Warrantholder shall agree);

6.2.3

the name and address of the Warrantholder to which the Warrant Shares arising on an exercise of Subscription Rights are to be issued (or, if such shares are to be delivered as ADSs, the name and address of the custodian (or its nominee) of the Depositary;

6.2.4

if and to the extent that the Ordinary Shares issued are to be delivered as ADSs, a completed Issuance and Delivery Instruction in the form set out at Schedule 3 hereto (as such form may be amended from time to time by notice to the Warrantholder) duly completed and executed by the Warrantholder.

2.5	Clause 6.3 of the Warrant Instrument shall, as of the Effective Date, be deleted in its entirety and replaced with the following wording:

6.3.1 The Subscription Price for each of the Warrant Shares shall be made to such account as is notified by the Company within 3 Business Days of the relevant Notice of Subscription delivered pursuant to clause 6.2.1 and no Warrant Shares shall be issued to the Warrantholder (or, in the case of Ordinary Shares to be delivered as ADSs, issued to the custodian (or its nominee) of the Depositary) until the aggregate Subscription Price has been satisfied.

6.3.2 In the event of any failure by a Warrantholder to deliver a duly completed Issuance and Delivery Instruction within 3 Business Days of delivering its Notice of Subscription, the Company shall disregard the Warrantholder’s request for delivery of the relevant Ordinary Shares as ADSs and shall issue the number of Ordinary Shares specified in the Conversion Notice to the Warrantholder on the Conversion Date in accordance with paragraph 2 of this Part 2 of Schedule 2.

2.6	A new Clause 6.4 shall, as of the Effective Date, be added to the Warrant Instrument and read as follows:

6.4

In the event that a Warrantholder requires Ordinary Shares arising on conversion to be delivered as ADSs, the entitlement of such Warrantholder to ADSs shall be calculated using the ADS Exchange Ratio. No fractional ADSs will be issued, and any fractional entitlements to an ADS shall be issued to the relevant Warrantholder in the form of Ordinary Shares in accordance with clauses 6 and 8 of this instrument, rounded down to the nearest whole share.

2.7	Clause 7.1 of the Warrant Instrument shall, as of the Effective Date, be deleted in its entirety and replaced with the following wording:

7.1	Following a valid exercise of Subscription Rights by a Warrantholder, the Company shall in accordance with clause 7.3:

7.1.1	allot and issue credited as fully paid the Warrant Shares to which the Warrantholder is entitled by exercising the Subscription Rights (the “Allotted Shares”) to:

(i) the Warrantholder (or to its nominee or trustee as notified to the Company in the Notice of Subscription); or

(ii) in the event that the Warrantholder has required pursuant to clause 6.2 that Ordinary Shares to be issued from the Exercise of Subscription Rights are to be delivered as ADSs and delivered a duly completed Issuance and Delivery Instruction, and there is an effective registration statement covering the Ordinary Shares to be issued on such exercise, issue to, deposit with (and otherwise register in the name of) the custodian of the Depositary (or its nominee), and following such issuance and deposit the Company will direct the Depositary to issue an amount of ADSs via DTC (with such ADSs being eligible for listing on Nasdaq) in accordance with the corresponding Issuance and Delivery Instruction;

7.1.2

immediately following allotment and issue in accordance with clause 7.1.1, enter, or procure that the Company’s Registrars enter (i) the Warrantholder’s name (or its nominee’s or trustee’s name) or (ii) in the case of any Ordinary Shares to be delivered as ADSs, the name of the custodian (or its nominee) of the Depositary in the register of members of the Company as the holder of the Allotted Shares;

7.1.3

immediately following registration in accordance with clause 7.1.2, send either to the person identified by the Warrantholder pursuant to clause 7.1.1 or the custodian (or its nominee) of the Depositary, free of charge, share certificate(s) in respect of the Allotted Shares;

7.1.4

apply for the admission of the Warrant Shares to trading on any recognised investment exchange on which the Warrant Shares are listed at the time of the allotment and issue pursuant to clause 7.1.1, and shall use its reasonable endeavours to secure such admission to trading no later than ten (10) Business Days after such application.

2.8	Clause 12.1.4 of the Warrant Instrument shall, as of the Effective Date, be deleted in its entirety and replaced with the following wording:

[Not used]

2.9

The Schedule to the Warrant Certificate (Notice of Subscription) at Schedule 1 of the Warrant Instrument shall, as of the Effective Date be deleted in its entirety and replaced with the form attached hereto at Appendix 2.

2.10	A new Schedule 3 shall, as of the Effective Date, be added to the Warrant Instrument in the form attached hereto at Appendix 3.

2.11

For the purposes of clause 9.1 of the Warrant Instrument, by their execution of this Deed, Novartis hereby grant Consent to the amendments herein and the provisions of this Deed (including the transactions contemplated herein).

2.12

For the purposes of clause 11.1.3 of the Warrant Instrument, by their execution of this Deed, Novartis hereby confirms that it has been duly notified by the Company of the intention to cancel the admission to trading of the Ordinary Shares on AIM.

3.	MISCELLANEOUS

3.1	This Deed shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts.

3.2	This Deed may be executed in counterparts which together shall constitute one document.

Appendix 1

Warrant Instrument

Appendix 2

Notice of Subscription

To:         The Directors

MEREO BIOPHARMA GROUP PLC (“Company”)

This notice is issued pursuant to the warrant instrument issued by the Company on 10 February 2020 (“Warrant Instrument”). Words and expressions used in this notice which are defined in the Warrant Instrument have the meanings given to them in the Warrant Instrument.

We hereby irrevocably elect to exercise [number] Warrants issued to us by the Company pursuant to the Warrant Instrument and purchase thereunder (and surrender herewith the relevant warrant certificate) as follows:

(1)

(A) ______ Warrant Shares to be issued to the Warrantholder (or its nominee or trustee) as Ordinary Shares pursuant to the Warrant Instrument;

(B) ______ Warrant Shares to be issued to the custodian of the Depositary for delivery to the Warrantholder as ADSs pursuant to the Warrant Instrument.

(2) We hereby confirm that we will procure payment in the sum of £[amount] being the aggregate Subscription Price for such Warrant Shares.

We direct the Company:

[use for a request under option (1)(A) above] to issue [number] of Ordinary Shares to be issued pursuant to this exercise in the following numbers to the following proposed allottees, each of which is either a Warrantholder, a nominee or trustee of a Warrantholder or a transferee of one of those persons approved in accordance with clause 8.1 of the Warrant Instrument]

Number/percent age of shares	Name of proposed allottee	Address of proposed allottee
1

[OR] use for a request under option (1)(B) above] to issue, allot, and deposit [number] of Ordinary Shares to be issued pursuant to this exercise to the custodian (or its nominee) of the Depositary and that following such issuance and deposit, to direct the Depositary to issue an amount of ADSs via DTC in accordance with the Issuance and Delivery Instruction corresponding to this Notice of Subscription.

The Warrantholder represents and warrants that this Notice of Subscription has been duly signed and constitutes a valid and binding act to exercise the said Warrants.

Place and date:

Name of Warrantholder:

By:

Title:

The above exercise is acknowledged and accepted. Place and date:

MEREO BIOPHARMA GROUP PLC

By:

Title:

Appendix 3

ADS Issuance and Delivery Instruction

[DATE]

Citibank, N.A., as Depositary

388 Greenwich Street

New York, New York 10013

Attn.: Mr. Brian M. Teitelbaum (brian.m.teitelbaum@citi.com)

With a copy simultaneously delivered to:

Citibank, N.A., London Branch

25 Canada Square

Canary Wharf

London E14 5LB, England

Attn.: UK Custody Settlements

Custody Team (uksettlements@citi.com)

Re: Issuance and Delivery Instruction—Mereo BioPharma Group plc (CUSIP No.: 589492107) – Deposit & Hold

Dear Sirs:

Reference is made to the Deposit Agreement, dated as of April 23, 2018, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Mereo BioPharma Group plc, a public limited company incorporated under the laws of England and Wales and its successors (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

In accordance with the terms and subject to the limitations set forth in the Deposit Agreement, promptly following the Depositary’s receipt of confirmation from the Custodian that the Custodian has received a deposit of the number of Shares specified below made by the Company for the benefit of the undersigned holder thereof (the “Holder” and together with the Company, the “Undersigned”), the Undersigned hereby jointly instruct the Depositary, and the Depositary hereby agrees:

(i) to promptly accept for deposit the number of Shares and issue the number of ADSs as specified below:

Number of Shares deposited:	______________Shares

Number of ADSs (CUSIP No.: 589492107; each
ADS representing five (5) Shares to be issued:
______________ADSs

and (ii) to promptly deliver such Program ADSs, as follows:

Name of DTC Participant to which the ADSs are to be delivered:

DTC Participant Account No.:

Account No. for recipient of ADSs at DTC Participant (f/b/o/ information):

Name on whose behalf the above number of ADSs are to be issued and delivered:

Contact person at DTC Participant:

Daytime telephone number of contact person at DTC:

The Company hereby confirms and certifies that (i) the registration statement on Form F-3 (File No. 333-239708) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 6, 2020, registers the resale of the above Shares represented by ADSs, such ADSs will be freely transferable following the issuance thereof by the Depositary, and there are no legal restrictions on subsequent transfers of the ADSs to be issued hereunder under the laws of England and Wales or the United States, (ii) the Registration Statement is effective under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Holder hereby represents and covenants to, and for the benefit of, the Depositary and Citibank, N.A.—London Branch (the “Custodian”), that (i) the Holder is not an “affiliate” of the Company as that term is defined in Rule 144 promulgated by the Commission under the Securities Act and has not been an affiliate at any time during the 90 days immediately preceding the date hereof, and (ii) all stamp duty taxes, including, without limitation, the U.K. Stamp Duty Reserve Tax (“SDRT”), will be paid in full and on a timely basis to the extent such taxes are payable in respect of the deposit of the Shares and the issuance and delivery of the ADSs as contemplated herein.

Each of the Holder and, to the extent it is not unlawful for the Company to do so under the applicable laws of England and Wales, the Company agrees to indemnify the Depositary and the Custodian for, and to hold the Depositary and the Custodian harmless against, all losses, liabilities, taxes, charges, penalties or expenses (including reasonable legal fees and disbursements), incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable stamp duty taxes, including, without limitation, SDRT, or any other similar duty or tax in connection with the deposit of the Shares and the issuance and delivery of the ADSs as contemplated herein, save to the extent that such losses, liabilities, taxes, charges, penalties or expenses are due to the negligence or bad faith of the Custodian or the Depositary.

[HOLDER]	MEREO BIOPHARMA GROUP PLC

By:	By:
Name:	Name:
Title:	Title:

IN WITNESS WHEREOF this agreement has been executed as a deed and delivered by the parties on the date first above written.

Executed and delivered as a DEED by MEREO BIOPHARMA GROUP PLC acting by DENISE SCOTS-KNIGHT, a director and CHARLES SERMON, its secretary	Director

Secretary

Executed and delivered as a DEED by NOVARTIS PHARMA AG acting by MARC CEULEMANS and MATT OWENS who, in accordance with the laws of Switzerland, are acting under the authority of the company	Authorised Signatory

Authorised Signatory